EXHIBIT 99.B.15(D)



                                   ADDENDUM TO
                    DISTRIBUTION PLAN PURSUANT TO RULE 12B-1
                                       FOR
                  AMERICA ASIA ALLOCATION GROWTH FUND - CLASS D


WHEREAS, the Sage/Tso Trust (the "Trust") has adopted a Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plan") on behalf of the Class D shares of America Asia Allocation Growth Fund (the "Fund"); and

WHEREAS,  ADS  Distributors,   Inc.  ("ADS  Distributors")  has  been  appointed
Distributor for Sage/Tso Trust (the "Trust") effective January 1, 1998 pursuant to an Underwriting Agreement dated as of January 1, 1998;

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree:

          1. This Addendum is adopted pursuant to, and will be made a part of, the Plan.

          2. ADS Distributors agrees to serve as sole Distributor under the Plan effective January 1, 1998.

          3. ADS Distributors agrees to comply with the terms and conditions of the Plan.


ACCEPTED AND AGREED TO

this  1  day of January, 1998.
     ---        -------
SAGE\TSO TRUST


By: /s/ James C. Tso
    ------------------
James C. Tso, President


ADS DISTRIBUTORS, INC.


By: /s/ Michael Miola
    ------------------
Michael Miola, President